As filed with the Securities and Exchange Commission on May 20, 2025

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
Registration Statement under the Securities Act of 1933

ACCO BRANDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-2704017 (I.R.S. Employer Identification No.)

Four Corporate Drive
Lake Zurich, Illinois 60047
(Address, including zip code, of registrant’s principal executive office)

2022 ACCO BRANDS CORPORATION INCENTIVE PLAN
(Full title of the plan)

_____________________

Pamela R. Schneider, Esq.
Senior Vice President, General Counsel and Corporate Secretary
ACCO Brands Corporation
Four Corporate Drive
Lake Zurich, Illinois 60047
(847) 541-9500
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-Accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

At the May 20, 2025 Annual Meeting of Stockholders of ACCO Brands Corporation (the “Company”), the Company’s stockholders approved an amendment to the 2022 ACCO Brands Corporation Incentive Plan, as previously amended (the “Plan”), that increased the number of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), available for issuance under the Plan by 4,550,000 shares (the “Additional Shares”). Accordingly, this Registration Statement relates to the registration of the Additional Shares that may be offered from time to time under the Plan.

In accordance with General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed by the Company on May 17, 2022 (File No. 333-265007) relating to the registration of 24,720,387 shares of Common Stock and on May 25, 2023 (File No. 333-272195) relating to the registration of 8,275,000 shares of Common Stock are incorporated herein by reference as modified and supplemented by Items 3 and 8 of Part II below.

Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission (the “SEC”) and has been omitted from this Registration Statement. The documents containing the information specified in Part I of Form S-8 have been or will be provided to participants in the Plan.

Part II
Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC are specifically incorporated by reference in this Registration Statement:

(a) Annual Report on Form 10-K for the year ended December 31, 2024 (file no. 001-08454);

(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (file no. 001-08454);

(c) all other reports (excluding any information furnished under Items 2.02 and 7.01 therein) filed by the Company pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in clause (a) above; and

(d) the description of Company’s Common Stock as set forth in the “Description of ACCO Brands Corporation Securities Registered Under Section 12 of the Securities Exchange Act of 1934” in Exhibit 4.2 to the Annual Report on Form 10-K for the year ended December 31, 2020.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on October 30, 2019)
4.2

By-laws of the Company as amended through December 5, 2022 (incorporated herein by reference to Exhibit 3.1 to ACCO Brands Corporation's Current Report on Form 8-K filed with the SEC on December 7, 2022)

5	Opinion of Vedder Price P.C.*
23.1	Consent of Independent Registered Public Accounting Firm (KPMG LLP)*
23.2	Consent of Vedder Price P.C. (included in Exhibit 5 to the Registration Statement)
24	Power of Attorney*
99.1	2022 ACCO Brands Corporation Incentive Plan (incorporated by reference to Exhibit 99 to ACCO Brands Corporation’s Registration Statement on Form S-8 filed with the SEC on May 17, 2022)
99.2	Second Amendment to 2022 ACCO Brands Corporation Incentive Plan.*
107	Fee Table*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lake Zurich, State of Illinois on this 20th day of May, 2025.

ACCO BRANDS CORPORATION By: /s/ Pamela R. Schneider Pamela R. Schneider Senior Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of May, 2025.

Signature	Title
/s/ Thomas Tedford Thomas Tedford	President and Chief Executive Officer, Director (principal executive officer)
/s/ Deborah A. O'Connor Deborah A. O’Connor	Executive Vice President and Chief Financial Officer (principal financial officer)
/s/ James M. Dudek, Jr. James M. Dudek, Jr.	Senior Vice President, Corporate Controller and Chief Accounting Officer (principal accounting officer)
/s/E. Mark Rajkowski* E. Mark Rajkowski	Chairman of the Board of Directors
/s/Joseph B. Burton* Joseph B. Burton	Director
/s/Kathleen S. Dvorak* Kathleen S. Dvorak	Director
/s/Pradeep Jotwani* Pradeep Jotwani	Director
/s/Robert J. Keller* Robert J. Keller	Director
/s/Ron Lombardi* Ron Lombardi	Director

Signature	Title
/s/ Graciela I. Monteagudo* Graciela I. Monteagudo	Director
/s/Elizabeth A. Simermeyer * Elizabeth A. Simermeyer	Director
*By: /s/ Pamela R. Schneider Pamela R. Schneider**
** By authority of the power of attorney filed herewith.